UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): April 30, 2015

TEXAS JACK OIL & GAS CORPORATION

(Exact name of small business issuer as specified in its charter)

Nevada	46-2316220
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

A-2-1, Block A, South Gate Commercial Centre

Jalan 2, Off Jalan Chan Sow Lin

55200 Kuala Lumpur, West Malaysia

(Address of principal executive offices)

+603-9226 0266

(Issuer’s telephone number)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes[X] No [   ]

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).  Yes[X] No [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Larger accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [ X ]

Indicate by check mark whether registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).

Yes [X] No [   ]

Item 5.01 Changes in Control of Registrant.

On April 30, 2015, Robert Schwarz (“Seller”), who was the controlling shareholder of Texas Jack Oil and Gas Corp  (“Company”), sold all of his 15,000,000 shares of common stock of the Company to Seng Kok Wan (“Purchaser”) for an aggregated price of $ 272,145.00. The sold 15,000,000 shares of common stock represented approximately 57.31% of the total issued and outstanding common stock of the Company.  As result of this share purchase transaction, Seng Kok Wan became the controlling shareholder of the Company.  Seng Kok Wan used personal funds for the transaction.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with this share purchase transaction described in Item 5.01, on April 30, 2015, Robert Schwarz resigned from all positions he holds in the Company, including Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Board Director.

On April 30, 2015, Seng Kok Wan became the President, Board Director, Secretary, Treasurer, Chief Executive Officer and Chief Financial Officer of the Company.

Seng Kok Wan, age of 45, a Malaysian citizen , In 1992, he started sales career. In 1996, he became Johor branch, Malaysia shareholders. He understood the importance of computer software system and began the development of 1st version software system and lead the company on computer systematic process. In 1997, he was promoted to Country Development Manager, lead a team to initiate Vietnam and Thailand markets and meantime helped Vietnam branch fully computerized.  In 2000, he returned to Malaysia and helped the Headquarter for more comprehensive computerized systematic. Meanwhile, Alibaba business concept caught his attention and began focused and studied its business model.  In 2002, he successfully developed the 2nd version of copier automatic meter reading counting system, further reward his loyalty copier dealers all over Malaysia.  In 2005, he upgraded 2nd version copier automatic meter reading counting system to 3rd version and further enhanced the current software system to condominium management system.  In 2008, he joined iRewards, an Internet e-commerce company and further utilize the advantages of Mobile Internet. In 2014, he developed beeZmall.com full functional product search engine, cloud commerce platform and big data harvesting engine, taking a step forward to penetrate ASEAN countries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Texas Jack Oil and Gas Corp

By:

/s/ Seng Kok Wan

Seng Kok Wan

President, Director, CEO, CFO

Date:

May 5, 2015